Exhibit (b)(10)(b)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Financial Statements” in each of the Prospectuses and “Experts” in the Statement of Additional Information and to the use of our reports: (1) dated April 8, 2011, with respect to the statutory-basis financial statements of COUNTRY Investors Life Assurance Company, and (2) dated April 29, 2011, with respect to the financial statements of the subaccounts of COUNTRY Investors Variable Annuity Account, included in Post-Effective Amendment No. 14 to the Registration Statement (Form N-4 No. 333-104424) under the Securities Act of 1933 and Amendment No. 16 to the Registration Statement (Form N-4 No. 811-21330), and related Prospectuses of COUNTRY Investors Variable Annuity Account (both Individual Flexible Premium Deferred Variable Annuity Contracts), incorporated by reference in this Post-Effective Amendment No. 15 to the Registration Statement (Form N-4 No. 333-104424) under the Securities Act of 1933 and Amendment No. 17 to the Registration Statement (Form N-4 No. 811-21330).
/s/ Ernst & Young LLP
Des Moines, Iowa
July 14, 2011